Exhibit 10.23

Copyright Security Agreement

        Copyright Security Agreement, dated as of February 14, 2006, by Linens 'n Things, Inc., a New Jersey corporation (the "Pledgor"), in favor of THE BANK OF NEW YORK, in its capacity as Collateral Agent pursuant to the Indenture (in such capacity, the "Collateral Agent").

W i t n e s s e t h:

        WHEREAS, the Pledgor is party to a Security Agreement of even date herewith (the "Security Agreement") in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Copyright Security Agreement;

        NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgor hereby agrees with the Collateral Agent as follows:

        SECTION 1.    Defined Terms.    Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

        SECTION 2.    Grant of Security Interest in Copyright Collateral.    The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in, and right of setoff against all of Pledgor's right, title and interest in, to and under all the following now owned and hereafter acquired Pledged Collateral of such Pledgor ("Copyright Collateral"):

          (a)   The Copyright of such Pledgor listed on Schedule I attached hereto; and

          (b)   all Proceeds of any and all of the foregoing (other than Excluded Property).

        SECTION 3.    Security Agreement.    The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgor hereby acknowledges and affirms that the rights, protections, immunities and remedies of the Collateral Agent with respect to the security interest in the Copyright made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

        SECTION 4.    Remedies.    In addition to all other remedies provided in the Security Agreement, the Note Documents, the Intercreditor Agreement or any other related document, Pledgor agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuation of an Event of Default without requiring further action by either party and to be effective upon such demand, all of Pledgor's right, title and interest in, to and under all Copyright Collateral.

        SECTION 5.    Termination.    Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyright under this Copyright Security Agreement.

        SECTION 6.    Counterparts.    This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

        SECTION 7.    Intercreditor Agreement.    Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of February 14, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Linens 'n Things, Inc., Linens Holding Co., Linens 'n Things Center, Inc., Linens 'n Things Canada Corp, UBS AG, Stamford Branch, as "Administrative Agent", UBS AG, Stamford Branch and Wachovia Bank National Association, as co-agents serving as the "US Revolving Credit Collateral Agent", UBS AG, Canada Branch and Wachovia Capital Finance, Corporation, as co-agents serving as "Canadian Revolving Credit Collateral Agent", (the Administrative Agent, the US Revolving Credit Collateral Agent and the Canadian Revolving Credit Collateral Agent being referred to collectively as the "Revolving Credit Collateral Agent"), The Bank of New York serving as "Note Lien Collateral Agent" and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[signature page follows]

        IN WITNESS WHEREOF, the Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,
Linens 'n Things, Inc.
By:
Name: Title:
Accepted and Agreed:
THE BANK OF NEW YORK, as Collateral Agent
By:
Name: Title:

ACKNOWLEDGMENT OF PLEDGOR

STATE OF	)
) ss
COUNTY OF	)

        On the            day of                        , 2006, before me personally came                        , who is personally known to me to be the                        of Linens 'n Things, Inc., a New Jersey corporation; who, being duly sworn, did depose and say that she/he is the                        in such corporation, the corporation described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of corporation; and that she/he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public
(PLACE STAMP AND SEAL ABOVE)

ACKNOWLEDGMENT OF COLLATERAL AGENT

STATE OF	)
) ss
COUNTY OF	)

        On the            day of                        , 2006, before me personally came                        , who is personally known to me to be the                        of The Bank of New York, a New York bank holding company; who, being duly sworn, did depose and say that she/he is the                        in such bank holding company, the bank holding company described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such bank holding company; and that she/he acknowledged said instrument to be the free act and deed of said bank holding company.

Notary Public
(PLACE STAMP AND SEAL ABOVE)

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE
Linens 'n Things, Inc.	VA-1-056-560	Moon and Stars